Exhibit 23.2

Gary S. Joiner

FRASCONA JOINER GOODMAN AND GREENSTEIN, P.C.

4750 Table Mesa Drive

Boulder, Colorado 80305

Ph: 303 494 3000

Fx: 303 494 6309

March 3, 2006

MEXORO MINERALS LTD.

609 Granville Street, Suite 880

Vancouver, B.C. Canada V7Y 1G5

Re:

Registration Statement on Form S-8

To the Company:

We hereby consent to being named in your Registration Statement on Form S-8 as the attorneys who will pass on legal matters in connection with the issuance of the shares referred to therein, and to the filing of our opinion as an Exhibit to the Registration Statement.

Very truly yours

FRASCONA JOINER GOODMAN AND GREENSTEIN, P.C.

/s/ Gary S. Joiner